AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2001
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                                 E-VIDEOTV, INC.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

           Delaware                    7829                  51-0389325
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR            INDUSTRIAL            IDENTIFICATION NO.)
        ORGANIZATION)            CLASSIFICATION
                                  CODE NUMBER)
                   -------------------------------------------
                         7333 East Doubletree Ranch Road
                                    Suite 205
                            Scottsdale, Arizona 85258
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                   -------------------------------------------
                          Robert G. Dinning, Secretary
                   7333 East Doubletree Ranch Road, Suite 205
                            Scottsdale, Arizona 85258
    (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)
                   ------------------------------------------
                                   COPIES TO:
                             Gregory Sichenzia, Esq.
                     Sichenzia, Ross, Friedman & Ference LLP
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                   ------------------------------------------
                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.
                   ------------------------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           --------------------------

                        CALCULATION OF REGISTRATION FEE
==========================================================================================
                                                       Proposed    Proposed
                                                       Maximum     Maximum
                                                       Offering   Aggregate    Amount of
                                        Amount to be  Price per    Offering   Registration
Title of  Securities to be Registered    Registered   Share (1)   Price (1)       Fee
-------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value (2)        9,523,810        0.50   4,761,905      1,190.48
Common Stock, $0.0001 par value (3)          666,666        0.50     333,333         83.33
                Total                     10,190,476                              1,273.81
==========================================================================================

(1)     Estimated  solely  for the purpose of computing the amount of the registration fee pursuant  to  Rule  457(c).

(2)     Issuable  upon  the  conversion  of  convertible  notes.  This  is not intended to constitute  a  prediction  as to the number of shares of Common Stock into which the notes will  be  converted.  The  number  of  shares  currently  issuable  upon conversion of the outstanding  notes is one half of this amount; the actual number of shares to be issued on conversion  is  dependent,  in  part,  on  the  price  of  the common stock at the time of conversion.  Also  registered  are  an indeterminate amount of additional shares of Common
Stock  that  may  become  issuable  by virtue of anti-dilution provisions in the warrants.

(3)     Issuable  upon  the exercise of warrants issued in connection with the sale of the convertible  notes.  Also  registered  are an indeterminate amount of additional shares of
Common  Stock  that  may  become  issuable  by  virtue  of anti-dilution provisions in the warrants.

                           --------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
_____,  2001

                                 E-VIDEOTV, INC.

                        10,190,476 SHARES OF COMMON STOCK


     This prospectus relates to the resale by the selling stockholders of up to 10,190,476 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are deemed underwriters of the shares of common stock which they are offering.

     We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling stockholders.

     Our common stock is quoted on the Over-the-Counter Bulletin board under the symbol "EVTV." On ___, 2001, the closing price of our common stock was $__ per share.



--------------------------------------------------------------------------------

      THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  SEE THE "RISK FACTORS"
                              BEGINNING ON PAGE__.

--------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


SECTION                                                           PAGE  NUMBER
-------                                                           ------------

Prospectus  Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Summary  Financial  Data . . . . . . . . . . . . . . . . . . . . . . . . .   6
Risk  Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Use  of  Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Market for the Company's Common Stock. . . . . . . . . . . . . . . . . . .  14
Dividend  Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Management's  Discussion  and
    Analysis  of  Financial  Condition  and  Results  of  Operation. . . .  16
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Summary  Compensation  Table . . . . . . . . . . . . . . . . . . . . . . .  25
Security  Ownership  of  Management  and  Certain  Beneficial  Owners. . .  26
Description  of  Capital  Stock. . . . . . . . . . . . . . . . . . . . . .  28
Selling  Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Shares  Eligible  for  Future  Sale. . . . . . . . . . . . . . . . . . . .  30
Plan  of  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Legal  Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Index  to  Financial  Statements . . . . . . . . . . . . . . . . . . . . .  34

                               PROSPECTUS SUMMARY

     Our primary business is to develop, deploy, acquire and license technologies related to the video-on-demand and video transmission industries. We believe that the video-on-demand industry is moving towards a download model, where movies will be downloaded as compressed digital files to a hard drive located in the set top box. In support of this strategy, we have acquired the exclusive rights from Macrovision Corporation ("Macrovision") to use their copy protection technology for Pay-Per-View and video-on-demand movies downloaded to set top boxes in "faster than real time" ("FTRT") in cable, satellite and broadband applications in the USA. Macrovision copy protection allows consumers to view on TV, but not record on VHS tape, programs that are copy protected. An example of FTRT would be a 2-hour movie stored in a compressed file and downloaded to a set top box in less than 15 minutes. We also have first rights with Macrovision to expand its exclusive license to other countries.

     We intend to license FTRT copy protection to all US cable, satellite and DSL broadband operators that download movies in FTRT and collect a license sign-up fee plus royalty fees based on a percentage of revenue for each movie viewed. We also intend to license all set top box manufacturers that make units capable of receiving movie downloads in FTRT and sold in the US and collect a license sign-up fee plus royalty fees for each set top box shipped.

     We have entered into an agreement with USA Video Interactive Corp for the exclusive rights to sublicense their "Store and Forward Video System" Patent for broadband applications in the USA. The Company intends to use this patent to strengthen its position in the industry for the downloading of movies into set top boxes. The Company intends to license operators and set top box manufacturers and collect royalty fees for each set top box shipped and each movie viewed.

                                  THE OFFERING

Common stock outstanding
    before this offering. . . We  have  16,757,072  shares  of  common  stock outstanding  prior  to  this  offering.

Common stock offered by the
    selling stockholders. . . Up to 10,190,476 shares of common stock

Common stock outstanding
    after this offering . . . Up  to 26,947,548 shares, assuming the issuance of all  securities  registered  hereunder.

Use of proceeds . . . . . .   We  will not receive any proceeds from the sale of
                              securities  by  the  selling  stockholders.

Risk factors. . . . . . . . . Investing  in  these  securities  involves  a high degree of risk and immediate and substantial dilution of your investment. As an investor, you should be able to bear a complete loss of your investment. See "Risk Factors" and "Dilution" for a more detailed discussion.

Forward-looking statements. . This  prospectus  contains  forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

                             SUMMARY FINANCIAL DATA

     The information set forth below for the years ended December 31, 2000, and December 31, 1999, and the fiscal quarter ended March 31, 2001, are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.


                                              YEAR ENDED        YEAR ENDED
                                             DECEMBER 31,      DECEMBER 31,
STATEMENT OF OPERATIONS DATA:                    2000              1999
                                           ----------------  ----------------

Amortization                                       307,355               247
Compensation expense for stock options             392,583                 0
Corporate Promotion                                119,068            42,137
General Corporate expense                           81,499            55,612
Management and consulting fees                     583,265           156,640
Office expense                                     101,108            14,032
Professional fees                                   82,450           165,921
Rent                                                53,761            23,828
Travel                                              86,510            28,478
Write off of software development expense          424,031                 0

Net Loss                                         2,230,432           478,037

Loss per share                             $         (0.23)  $         (0.09)


                                            QUARTER ENDED     QUARTER ENDED
                                            MARCH 31, 2001    MARCH 31, 2000
                                           ----------------  ----------------

Amortization                                        77,886                 -
Compensation expense for stock options                   -                 -
Corporate Promotion                                 23,289            28,421
General Corporate expense                           21,978            19,964
Management and consulting fees                     143,969            93,352
Office expense                                      13,411             8,229
Professional fees                                   15,647            74,532
Rent                                                16,763            10,973
Royalties                                           39,217                 -
Travel                                               6,031            19,478
Write off of software development expense                -                 -
Interest Income                                          -             1,077

Net Loss                                           358,191           253,872

Loss per share                             $         (0.03)  $         (0.03)

                           MARCH 31,   DECEMBER 31,   DECEMBER 31,
BALANCE SHEET DATA:           2001         2000           1999
                           ----------  -------------  -------------
Total current assets       $  228,214  $      11,452  $     107,906
Total current liabilities  $  613,572  $     594,149  $     248,899

Total stockholders equity  $  787,152  $     666,343  $     618,819

                                  RISK FACTORS

     Investing in our securities will provide you with an equity ownership interest in E-VIDEOTV. As one of our shareholders, your investment will be subject to risks inherent in our business. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our securities.


     WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES WHICH WILL COMPEL US TO SEEK ADDITIONAL CAPITAL.

     For the fiscal year ended December 31, 2000, and the three months ended March 31, 2001, we sustained losses before other income (expense) of approximately $2,230,000 and $358,191, respectively. We anticipate that future losses will occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

     Since December 31, 2000, we have raised $425,000 through the sale of shares of our common stock and warrants to purchase shares of our common stock to various investors. We also received loans from directors and shareholders of $71,677 and in early July, 2001, completed an 8% convertible debenture financing of $1,000,000 to Laurus Funds Group. If we are unable to raise additional funds when necessary, we may have to reduce planned expenditures, scale back our product development, sales or other operations, lay-off employees and enter into financing arrangements on terms that we would not otherwise accept or be forced into insolvency.


     OUR COMMITMENTS TO ISSUE ADDITIONAL COMMON STOCK MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY IMPAIR OUR ABILITY TO RAISE CAPITAL.

     We currently have outstanding commitments in various forms such as warrants, options, and convertible securities to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments, to some degree, will be issued in transactions registered with the Securities and Exchange Commission and thus will be freely tradable. In many other instances, these shares are subject to grants of registration rights that, if and when exercised, would result in those shares becoming freely tradable. Furthermore, the number of shares issuable upon conversion or exercise of these securities is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will be required to issue additional shares upon conversion or exercise. There is essentially no limit to the number of shares that we may be required to issue. An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

     WE  HAVE  LIMITED  PRIOR  OPERATIONS  AND  EXPERIENCE  IN  OUR  INDUSTRY.

     We are a development stage company, have no revenues from operations and, except for the services of our officers and directors and the cash on hand, have no other significant tangible assets. Accordingly, there can be no assurance that we will operate at a profitable level. Our proposed business involves licensing technology related to the electronic delivery of videos. Future development and operating results will depend on many factors, including the initial sign up of the licensees, the demand for our technology, price sensitivity, and our ability to develop territories and control costs. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the video entertainment industry, which is characterized by intense competition, rapid technological change, significant regulation and significant consolidation of ownership.


     OUR TECHNOLOGY IS NEW TO THE MARKET AND MAY NOT BE ACCEPTED BY MARKET PARTICIPANTS.

     There can be no assurance that our acquired licensing technologies will be activated by cable, satellite television, and other broadband operators. In fact, there has not yet been widespread acceptance of the FTRT caching technology to date. Although we believe that there will be a large market for its copy protection technology and caching technology there can be no assurance that such a market will develop, or how quickly such development may occur. The cable and digital broadcast industries have not yet determined whether they will ultimately utilize caching technologies, or streaming delivery that would not require a license from us. If the cable and digital broadcast companies choose to use streaming technology as their primary video-on-demand delivery model then we may be unable to continue as a going concern.

     A critical factor in our ability to market our technologies will be any decisions by the movie industry and other content providers to abandon or reduce copy protection requirements. Should this happen then we may be unable to continue as a going concern. A digital set-top box capable of receiving and storing the videos in FTRT is currently estimated to cost approximately $400. This price could be a barrier to acceptance of our technologies. It is also undetermined whether this box cost would be borne by the subscriber or the operator. The inability of operators to raise the necessary capital to purchase such boxes could hinder our ability to develop and expand our market presence.


     WE  ARE  DEPENDENT  UPON THE CONTINUED LICENSING OF THIRD PARTY TECHNOLOGY.

     Our success is dependent upon exploiting our license with Macrovision and USA Video. If we are unable to continue to make payments to Macrovision and USA Video to keep our exclusive license or if the Company forfeits such license for any other reason, we may be unable to continue as a going concern. We may also rely on Macrovision's and USA Video's ability to enforce their respective intellectual property rights licensed to the Company. Any change in

Macrovision's and USA Video's ability to do this could have a material adverse effect on our operations.


     OUR CONTINUED OPERATIONS REQUIRE ADDITIONAL FINANCING THAT MAY DILUTE PRESENT SHAREHOLDINGS.

     We do not currently have sufficient funds to reach full market penetration of our licenses and generate royalty income and be competitive in the industry. Our capital requirements will depend on a variety of factors, including the signing up of licensees, the time involved to achieve significant sign ups, the acquisition of further licenses, patents, and other technologies and market acceptance of and demand for our technologies. The timing and amount of such capital requirements cannot be accurately predicted. There is no assurance that additional funds will be available from any source when needed. If additional funds are not available, we may not be able to continue our operations.

     In order to raise additional capital, we may issue additional shares of common stock at prices that will be determined by our Board of Directors. The issuance of any such shares may result in a reduction of the net book value per share or market price of the outstanding shares of our common stock, and will reduce proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in control of the Company.


     THE  GRANT  OF  STOCK  OPTIONS  MAY  DILUTE  PRESENT  SHAREHOLDINGS.

     We have approved a stock option plan that sets aside 7,500,000 of our common stock for issuance upon the exercise of stock options. During the year, the following stock options were granted:

Date Granted        Optionee        No. of Shares  Effective Date  Expiration Date
------------  --------------------  -------------  --------------  ---------------
Nov 30, 2000  Glen Williamson             155,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Karen Blandini              155,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Dan Cravens                 120,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Phil Dion                   120,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Jennifer Schrier             20,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Peter Wilson                400,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Peter Van der Gracht         50,000  Nov 30, 2000    Nov 30, 2005
Nov 30, 2000  Lisa Payne                   50,000  Nov 30, 2000    Nov 30, 2005
                                    -------------
                                        1,070,000

On  Jan  12,  2001,  the  following  options  were  granted:

Date Granted      Optionee      No. of Shares  Effective Date  Expiration Date
------------  ----------------  -------------  --------------  ---------------
Jan 12, 2001  Roy Bennett           1,100,000  Jan 12, 2001    Jan 12, 2006
Jan 12, 2001  Robert Dinning        1,100,000  Jan 12, 2001    Jan 12, 2006
Jan 12, 2001  Harvey Nickerson      1,100,000  Jan 12, 2001    Jan 12, 2006
Jan 12, 2001  Charles Weber           300,000  Jan 12, 2001    Jan 12, 2006
                                -------------
                                    3,600,000
                                -------------
              Total Options         4,670,000
                                =============

     The issuance of options under the stock option plan could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing. Exercise of any such options will result in dilution to the proportional interests of our shareholders at the time of exercise and, to the extent that the exercise price is less than the book value of the common stock at that time, to the book value per share of the common stock.


     THE  COMPANY  HAS  PAID  NO  DIVIDENDS  TO  ITS  SHAREHOLDERS.

     We have never paid and do not anticipate paying dividends on our common stock in the foreseeable future. Retained earnings, if any, will be utilized for the operation and expansion of our business.


     THERE  IS  A  LIMITED  PUBLIC  MARKET  FOR  OUR  COMMON  STOCK.

     Our common stock is traded in the over-the-counter market. An investment in our common stock should be considered highly illiquid, and there can be no assurance that a market for the our common stock will continue.


     "PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF STOCK, WHICH MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

     The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

     - the commission payable to both the broker-dealer and the registered representative,
     -    current  quotations  for  the  securities,  and
     - if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

     Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.


     WE  ARE  DEPENDENT  UPON  OUR  MANAGEMENT  AND  KEY  EMPLOYEES.

     We are dependent upon the services of a few key management and technical personnel. The loss of any one of their services, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on our operations.


     WE FACE COMPETITION FROM SOURCES WITH SIGNIFICANTLY GREATER RESOURCES THAN WE HAVE.

     The cable, satellite and set top box industries are characterized by a large percentage of the industry controlled by a small number of large companies. We will be at a disadvantage in negotiating licenses with other companies having larger technical and legal staffs, established market positions and greater financial and operational resources than the Company. There can be no assurance that we will be able to conclude licenses in a timely manner. There can be no assurance that other companies will not succeed in developing products, or new competing technologies that are more effective or more effectively marketed than our technologies or that render our technology obsolete.

     WE  ARE  SUBJECT  TO  THE  CONTROL  OF  OUR  PRINCIPAL  SHAREHOLDERS.

     Our officers, directors and principal shareholders own approximately 47.7% of our outstanding common stock. Our officers and directors will therefore be able to influence the election of the board of directors and thereby direct the Company's policies and affairs.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. We will receive no proceeds from the sale of shares of common stock in this offering, except upon the exercise of warrants.

                      MARKET FOR THE COMPANY'S COMMON STOCK

     The Company's common stock trades on the Over-The-Counter Bulletin Board under the symbol "EVTV". The following table sets forth the range of high and low bid quotations for its common stock for each quarter of the last two fiscal years, as reported on the Over-The-Counter Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

       PERIOD                            HIGH  LOW
       ------                            ----  ----

YEAR ENDED DECEMBER 31, 1999:

     Third Quarter *. . . . . . . . . .  2.50  0.63
     Fourth Quarter . . . . . . . . . .  3.25  1.06

      * The Company's common stock commenced trading on May 11, 1999.

YEAR ENDED DECEMBER 31, 2000:

     First Quarter. . . . . . . . . . .  5.19  4.81
     Second Quarter . . . . . . . . . .  2.69  2.53
     Third Quarter. . . . . . . . . . .  0.81  0.68
     Fourth Quarter . . . . . . . . . .  0.30  0.22

QUARTERS ENDED MARCH 31,  AND JUNE 30, 2001:

     First Quarter. . . . . . . . . . .  1.19  0.24
     Second Quarter . . . . . . . . . .  0.86  0.26

     There were approximate 660 holders of record of our common stock as of August 1, 2001.

                                 DIVIDEND POLICY

     Holders of our common stock are entitled to receive such dividends as may be declared by the board of directors. No dividends on our common stock have ever been paid, and it is not anticipated that dividends will be paid on our common stock in the next fiscal year.

               ADDITIONAL INFORMATION ABOUT FINANCIAL PRESENTATION

     Options and Warrants. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of warrants or options outstanding.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the Company's financial condition and results of operations should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. This document contains certain forward-looking statements including, among others, anticipated trends in its financial condition and results of operations and its business strategy. These forward-looking statements are based largely on the current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in the Company's internal budgeting process which might impact trends in its results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in its business strategy or an inability to execute its strategy due to unanticipated changes in the industries in which it operates; and (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace.


RESULTS  OF  OPERATIONS

     The Company continues to formulate its plan of operation to market technologies related to the video-on-demand industry. This includes exclusive rights in the USA to license the use of Macrovision Corporation's analog copy protection on digital video transmissions received in Faster Than Real Time
(FTRT) and stored in home devices such as set-top boxes for later viewing. The Company has also recently signed an agreement (June 27, 2001) with USA Video Interactive Corp to license exclusively, the rights to sublicense their "Store and Forward Video System" patent for broadband applications in the USA. The Company intends to use this patent to increase its position in the satellite, cable and broadband industries.

     The Company further intends to pursue several US operators licensed to use these devices by the end of 2002.

     The Company is continuing to contact set top box manufacturers world-wide to advise them of our exclusive licensing rights and determine their roll-out plans for set top boxes with hard disk drives in the US. The Company intends to license these set top box manufacturers for FTRT capability compatible with FTRT transmissions by US operators also licensed by the Company. The Company has signed NDAs with several manufacturers and continues to contact key cable, satellite, and broadband operators throughout the US to discuss its exclusive Macrovision license, the "Store and Forward Video System" license, and the technical and economic benefits of FTRT caching versus streaming for Video-On-Demand systems. The agreement with USA Video Interactive Corp was executed June 27, 2001 and the Company intends to license this technology to set-top-box manufacturers and cable, satellite, and broadband operators.

     For the six months ended June 30, 2001, the Company incurred a loss of $763,132. During this period, loans and private placements amounted to $496,677. Subsequent to the quarter ending June 30, 2001, the company completed the placement of a 8% convertible debenture of $1,000,000. This financing has provided the Company with necessary liquidity but the Company will continue to seek additional financing in order to fulfill its business model.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the quarter ending June 30, 2001, the Company received loans for $71,177 which combined with subscription agreements for $425,000 received in the quarter ending March 31, 2001, brought combined funds received for the first six months to $496,677. During the quarter ending June 30, 2001, the Company also received loans from directors of $47,883. There are no specific terms of repayment on these loans. On July 6, 2001, the Company also completed the placement of an 8% convertible debenture for $1,000,000 with the Laurus Funds Group.

     In February, 2001, the Company prepaid its royalties to Macrovision for the year 2001 in accordance with the terms of its agreement. While the Company currently does have sufficient funds to continue operations, it does not have sufficient funds to carry it through the next 12 months without additional funding. It will therefore continue to pursue private placements, loans, and any other appropriate terms of financing.

     The  Company  is  continuing  with  the  following  program  regarding VOD:
     1. Licensing operators such as cable, satellite, wireless, DSL and other broadband distributors for FTRT VOD service.
     2.   Licensing  set-top  box  manufacturers  and  strategic  partners.
     3. Developing technologies and acquiring patents and technologies to expand its licensing model with VOD operators and STB manufacturers.

     According to Wall Street's Schroeder & Com., the home movie market in the USA had approximately $14 billion in sales and rental revenues last year. Of this, it is estimated that 85% is represented by new release movies. VOD content can be started at anytime thus there is no discernable need for recording of the program. It is expected that the movie industry will require new VOD new-release-content be copy protected similar to video store rentals. Macrovision is the accepted copy-protection standard.

     The license rights from Macrovision Corp are for a five year period with an option to renew for an additional five years. The Company has complied with all requirements of its agreement with Macrovision Corp to date, and is cognizant of its obligations both now and in the future regarding its commitment to Macrovision.

     In the next 12 months, the Company estimates it will require funding for: international licenses, operating licenses in various countries, patent purchases, and general working capital. Depending on the rollout of these items, funding requirements could range from $5 - $10 million. The Company has financed its development stage to date by private placements of common stock. It also recognizes that it currently does not have sufficient funds to finance its operation over the next 12 months. The Company plans to complete additional financings to provide the necessary funds. The inability of the Company to arrange necessary financing will have a material adverse effect on proposed operations.

     In the year 2001, the company intends to undertake additional R&D related to the head-end software, head-end servers, and set top box software to further support the download model for VOD content. The company intends to work closely with equipment manufacturers and vendors as appropriate in each of these areas. In addition, the company intends to explore the acquisition of patents and technologies related to its VOD licensing activities. Currently the company does have the resources to complete these initial R&D efforts but will continue to seek additional financing to achieve its long term goals.

     The Company further recognizes that its development schedule will be delayed unless additional capital required is available when needed.

     Inflation  has  not  been a factor during the quarter ending June 30, 2001.

                                    BUSINESS

GENERAL

     We were incorporated in Delaware on July 25, 1997, under the name Oro Rico Mining Corporation (the "Company"). On August 25, 1997, ORM, Inc., an inactive company incorporated in Colorado on July 25, 1997, was merged into the Company. We changed the name of the Company to Asia Pacific Enterprises, Inc. on October 16, 1997. On June 23, 1999, we acquired EVideo U.S.A., Inc. by issuing 6,623,016 of our common shares to eVideo International, Inc. On August 6, 1999, we changed our name to e-VideoTV, Inc.

     Unless otherwise indicated, all references to our operations include the operations of the Company and its wholly owned subsidiary, EVideo U.S.A., Inc.

     Our primary business is to develop, deploy, acquire and license technologies related to the video-on-demand and video transmission industries. We believe that the video-on-demand industry is moving towards a download model, where movies will be downloaded as compressed digital files to a hard drive located in the set top box. The cost of hard drive storage has dropped in the last year and we believe that this is enabling such new product and service opportunities for the Company. We also believe that the movie industry will be more aggressive in its copyright protection efforts once electronic delivery to the home of digital quality movies becomes more prevalent. The movie industry is defined as the major motion picture studios, including MGM, Paramount, Disney, Dreamworks, Universal/Sony, and Warner Bros. The movie industry's current position is that all set top box makers and all distributors have the ability to provide analog copy protect on request for their properties. The industry takes this position because they own the intellectual property and can dictate copy-protection and thus deter unauthorized copying of videos.

     In support of this strategy, we have acquired the exclusive rights from Macrovision Corporation ("Macrovision") to use their copy protection technology for Pay-Per-View and video-on-demand movies downloaded to set top boxes in "faster than real time" ("FTRT") in cable, satellite and broadband applications in the USA. "Faster than real time" is also known as less-than-real-time. An example of FTRT would be a 2-hour movie stored in a file and downloaded to a set top box in less than 15 minutes. We also have first rights with Macrovision to expand its exclusive license to other countries.

     Macrovision is the worldwide industry standard in analog copy protection technology for movies. Macrovision copy protection allows consumers to view on TV, but not record on VHS tape, programs that are copy protected. The purpose of the technology is to deter unauthorized home taping of digitally delivered programs. Thus, the Macrovision protection device is installed in virtually all digital home movie devices such as DVD players, cable set top boxes, and satellite receivers. The Macrovision technology protects the analog output connection to the television set. It is estimated that currently there are approximately 250 million analog TV sets in the USA.

     We intend to license FTRT copy protection to all US cable, satellite and DSL broadband operators that download movies in FTRT. We intend to collect a license sign-up fee plus royalty fees based on a percentage of revenue for each movie viewed.

     We also intend to license all set top box manufacturers that make units capable of receiving movie downloads in FTRT and sold in the US. We intend to collect a license sign-up fee plus royalty fees for each set top box shipped. We estimate there are in excess of 50 set top box manufacturers and all these companies will be contacted regarding licensing.

     In March 2000, we executed a Less-Than-Real Time Master License Agreement with Macrovision, pursuant to which we paid an initial license fee of $400,000, issued 502,713 shares of our common stock to Macrovision, representing 3% of our outstanding common shares, and agreed to issue the licensor three additional shares for each 97 shares the Company subsequently issues to third parties. The 502,713 shares were issued at a value of $1.575 per share for a total consideration of $791,773. The anti-dilution provisions within the agreement shall remain in effect as long as the agreement is in force.

     The license is for a five year term ending January 31, 2005, and may be extended until January 31, 2010. A usage royalty based on pay-per-view transaction fees charged to viewers is collected from the operator and a portion is payable to Macrovision. Minimum annual royalties of $250,000 are due each January 31 from 2001 until 2004, and as the license is extended, of $350,000 each January 31 from 2005 until 2009.

     Each minimum royalty paid may be applied against usage royalties incurred during the following twelve months. The minimum royalty of $250,000 for the year 2001 has been paid to Macrovision. Annual pre-payment royalty fees are due by January 31st each year.

     The license will become non-exclusive if we do not generate a one-month usage royalty of $1,000 by January 31, 2002, or if FTRT broadcasts do not generate in excess of $250,000,000 in gross video-on-demand/pay-per-view revenues in the United States in the fourth full year of operation following the month the Company first generates a usage royalty of $1,000.

     We have the option of extending the exclusive license to other countries, subject to certain restrictions and payments.

     At the present time, we are in the development stage, do not have any customers, and have not earned any revenues from our proposed operations. We currently have five employees, who are employed through consulting contracts.
Our head office is located in Scottsdale, Arizona. We expect to expand our workforce in the next 12 months.


COMPETITION

     We are not aware of any direct competitors in this FTRT copy-protection field. Since the Macrovision technology is a de-facto industry standard, and we have exclusive rights to that technology, we believe that we have no apparent competitors for licensing FTRT analog copy-protection.


THE  INDUSTRY

     Electronically delivered video-on-demand movies will compete directly with video store businesses, that represents $15 billion in revenue per year. Cable operators, satellite operators, and broadband DSL operators are eager to enter the video-on-demand market and capture a share of this revenue. These operators will offer video-on-demand by electronically delivering movies to the home. However, unlike Pay-Per-View, full video-on-demand allows the viewer to have full VCR-like control over the movie. This allows them the capability to pause, stop, rewind, or fast-forward the movie just like the video rental experience. We believe that without this rich control capability, viewers tend to prefer the video store rental, making this a requirement for any video-on-demand success. Providing this individual control capability using streaming methods has required that the operators allocate a unique dedicated channel to each viewer while their movie is playing.

     Some cable operators have attempted to offer a video-on-demand solution by streaming video to the home set top box. With streaming, to provide the full VCR like control, they must allocate a unique individual channel to each viewer for the duration of the movie including "pause" and "re-play" time. Although these systems have worked well in small trials, operators are now finding that scaling the solution to meet full subscriber demand is costly. They must deploy large amounts of fiber and other expensive equipment to create the channel capacities required. In addition, satellite broadcasters do not have the wireless bandwidth capacity to allocate sufficient channels to effectively provide such video-on-demand services to their large subscriber base.

     We feel that an elegant video-on-demand solution exists by downloading the movie to a set top box containing a hard drive. Multi-cast techniques can be used to transmit the movie file simultaneously to large numbers of set top boxes for recording on a local hard drive. When the viewer actually watches the movie, functions such as pause, rewind, etc. are local functions and do not require any network activity or consume precious network bandwidth. This allows for independent video-on-demand viewing by up to 100% of the subscribers simultaneously yet requiring only a small number of transport channels.

     We believe that the next major growth in the home entertainment industry is focused on "Personal Television", powered by set-top boxes with hard drives that can store programs, video-on-demand movies, provide time shifting and Personal TV channels. Most of the major set top manufacturers are now introducing units with hard drives of up to 40 GBytes. This is sufficient capacity to store 10-15 movies. Set top box manufacturers are also providing time-shift and live-pause functionality similar to TIVO and ReplayTV as consumers find these conveniences attractive.

INTELLECTUAL  PROPERTY

     We have also developed a technical methodology related to the pre-caching of movies in set top boxes prior to the viewer ordering the movie regardless of the download speed. This innovation offers industry advantages in delivery efficiencies and consumer satisfaction. We have filed for a patent with the US Patent Office. We have subsequently learned that an existing patent by others has some similar claims. Further investigation by our patent legal counsel on this matter is required to determine the extent of overlap and/or uniqueness of our patent claims.

     In addition, we have identified a number of issued patents that we may wish to acquire to compliment our work in the areas of video-on-demand and caching and could create an expanded license model beyond the Macrovision technology. We plan to explore these opportunities. While we wish to acquire existing patents, it should be noted that we currently do not have the resources to make such patent acquisitions.


PROPERTY

     We currently lease approximately 3,000 square feet of office space located at 7333 East Doubletree Ranch Road, Suite 205, Scottsdale, Arizona, at a monthly rate of approximately $5,600, from Ansoft Corporation. This lease arrangement will expire in August 2002. We sublease a portion of this office space to a non-affiliate third party at a monthly rental of approximately $2,500.


EMPLOYEES

     We currently have six employees, who are employed through consulting or employment contracts. We expect to expand our workforce in the next 12 months.


LEGAL  PROCEEDINGS

     We are not party to any pending legal proceeding nor is any of our property the subject of any pending legal proceeding. We are not aware of any proceeding that a governmental authority is contemplating.

                                   MANAGEMENT

EXECUTIVE  OFFICERS,  DIRECTORS,  DIRECTOR  NOMINEES  AND  KEY  EMPLOYEES

     Our executive officers, directors and key employees and their ages and positions as of July 31, 2001, are as follows:

NAME              AGE                POSITION
----------------  ---  -------------------------------------

Charles Weber      57  President and CEO, and Director
Roy Bennett        54  Founder and Director
Robert Dinning     61  Chief Financial Officer, Secretary
Harvey Nickerson   43  Chief Technology Officer and Director

     CHARLES WEBER has been President and a Director of the Company since July 10, 2000. Mr. Weber has extensive experience in senior management positions, having previously been President and CEO of Lucasfilm Ltd. from 1984 to 1988. Lucasfilm Ltd. is a well-known studio where he was responsible for all aspects of the Company's operations including the making of blockbuster movies such as Raiders of the Lost Ark, and More American Graffiti. He has also been president and CEO/COO of Embassy Communications, Entertainment Company of America and CanWest International Group.

     Mr. Weber is a member of The Academy of Motion Pictures Arts and Sciences and The Academy of Television Arts and Sciences. Mr. Weber is a graduate of Manhattan College, where he received a Bachelor of Business Administration degree and went on to earn a Master's degree in Business Administration from Hofstra University.


     ROY B. BENNETT has been an officer and director of the Company since June 1999. Mr. Bennett has also been the President of Roy B. Bennett and Associates Ltd., a private venture capital and management company specializing in new technology start-ups, corporate structuring and private funding since 1994. Mr. Bennett has a B.Sc. (1969) degree in Biology and a M.Sc. (1970) in Applied Sciences, both from Simon Fraser University in Burnaby B.C. Mr. Bennett also has a M.Sc. (1971) in Entomology at the University of London, London England and a Diploma of Imperial College (D.I.C.) in Applied Science - Imperial College, London, England.


     ROBERT DINNING has been a director of the Company since June 1999 and an officer of the Company since January 2000. The Company retains Mr. Dinning's services through a consulting arrangement with Castle Creek Capital Corp., a British Columbia corporation of which Mr. Dinning is the President. Mr. Dinning is a Chartered Accountant, who has been a Business and Financial Management Consultant since 1977. He has been President of Castle Creek Capital Corp since 1999 and has provided management and financial advice to clients (both public and private companies) in the software technology, resource, hospitality and retail industries since 1977. In the past five years, Mr. Dinning served as

Chief Financial Officer and Director of First American Scientific Corp. from October 1995 to June 1999, and has been a Director of Visionary Solutions Ltd. He is currently a Director of Reward Enterprises Inc. and Apolo Gold Inc. Prior to 1977 Mr. Dinning was CFO and Secretary of a large national public broadcasting company in Canada. Mr. Dinning attended the University of Alberta in Edmonton Alberta and qualified as a Chartered Accountant in 1963.

     HARVEY NICKERSON has been an officer of the Company since January 2000 and a director since April 2000. Mr. Nickerson is responsible for the architecture, technical direction and development of the Company's products. Prior to joining e-Video, Mr. Nickerson had an 18-year career in the technology, semiconductor and cable TV industry. In 1985, he joined Process Technology Ltd. as an Engineering Manager tasked with starting up a new product R&D division. In 1987, he formed a joint venture with Fundy Cable Ltd. in Canada to create a consulting and design services company. He also served as an executive for Fundy Cable during that period. By 1998, he had acquired the joint venture company and evolved its focus toward global technology licensing operations. His career has grown to also include executive management, business planning, international product marketing, and technology licensing. Mr. Nickerson holds a Bachelor of Science and Master of Science degree in Electrical Engineering from the University of New Brunswick.


BOARD  COMMITTEES  AND  COMPENSATION

     All directors are appointed until next annual meeting of shareholders. There is no compensation for attending meetings but travel expenses are reimbursed.


EMPLOYMENT  AGREEMENTS

     We have employment agreements with Messrs. Bennett and Nickerson, as well as a consulting agreement with Mr. Weber. We have also entered into a two-year non-cancellable management agreement with Roy B. Bennett and Associates Ltd ("RBA Ltd."), a company wholly owned by Roy B. Bennett, the Company's president, effective June 21, 1999. Pursuant to these agreements Messrs. Bennett and Nickerson are entitled to annual salary of $144,000 and participation in our stock option plan until January 31, 2002. Pursuant to a consulting agreement with Mr. Weber, he is entitled to monthly salary of $10,000 until December 31, 2000, and $7,500 from December 31, 2000, to June 30, 2001.

     In addition to these written agreements, we retain Mr. Dinning's services through oral agreement with his consulting agency, Castle Creek Capital Corp., upon terms substantially similar to those applicable to Messrs. Bennet and Nickerson, as described above.

          EXECUTIVE  COMPENSATION

      Payouts                     Annual Compensation                      Long Term Compensation Awards
-------------------  -----------------------------------------  --------------------------------------------------
(a)                  (b)    (c)          (d)     (e)            (f)          (g)           (h)       (i)
-------------------  -----  -----------  ------  -------------  -----------  ------------  --------  -------------
Name and Principal   Year     Salary     Bonus   Other Annual   Restricted    Securities     LTIP      All Other
Position                        ($)              Compensation      Stock      Underlying   Payouts   Compensation
                                                      ($)         Awards     Options/SAR     ($)          ($)
                                                                    ($)          (#)
-------------------  -----  -----------  ------  -------------  -----------  ------------  --------  -------------

Charles J. Weber      2000   77,500 (1)      --             --           --            --        --             --
President/CEO

Roy B. Bennett        2000  153,000 (1)      --             --           --            --        --             --
President             1999  76,000  (1)      --             --           --            --        --             --

Robert G. Dinning     2000  126,000 (1)      --             --           --            --        --             --
CFO/Secretary

Harvey Nickerson      2000  111,000 (1)      --             --           --            --        --             --
CTO Director

Adrian Rollke         1999   20,538 (1)      --             --           --            --        --             --
President

(1)     Paid  or  due  to  a corporation wholly owned by the named executive officer for the services of the named executive  officer.


     TRANSACTIONS  INVOLVING  OFFICERS,  DIRECTORS  AND  PRINCIPAL  SHAREHOLDERS

     Prior to this offering, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties.

     From February 1999 to March 31, 2000 Cebu Holdings Inc. ("Cebu") has provided office space, furniture, equipment and management services to the Company. Cebu is wholly owned by Karl Rollke, the father of Adrian Rollke, a former director and former officer of the Company. Adrian Rollke is also an officer of Cebu.

     Cebu did not charge the Company for any costs or expenses during 1997 or 1998. During the year ended December 31, 2000, Cebu charged $14,618 to the Company for rent, office supplies and services. This arrangement terminated March 31, 2000 by mutual consent.

     From time to time the Company has entered into loans with Roy Bennet and Associates, Inc., a company beneficially owned by the Company's President, Roy Bennet, and Castle Creek Capital Corp., a corporation beneficially owned by the Company's CFO and Secretary, Robert Dinning. As of June 30, 2001, the Company had loans outstanding of approximately $46,300 to Roy Bennet and Associates and approximately $30,000 to Castle Creek Capital Corp. No interest is accruable on these loans and they have no specific terms of repayment.

     On June 23, 1999, we acquired EVideo U.S.A., Inc. by issuing 6,623,016 of our common shares to eVideo International, Inc. At the time of the transaction, Roy Bennett was the sole owner of EVideo USA, Inc. and also an officer and director of the Company. Subsequent to year-end, an escrow agreement regarding 6,623,016 shares of our common stock issued pursuant to the transaction was cancelled after discussion with our board of directors and other parties involved at the time of the escrow agreement. The business model has changed significantly since the escrow agreement was executed and all parties felt it was appropriate to cancel such agreement.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

     The following table sets forth information as of the date of this prospectus regarding certain ownership of our outstanding common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

       NAME AND ADDRESS                 SHARES BENEFICIALLY   PERCENT OF CLASS
                                             OWNED (1)
                                        --------------------  -----------------

Roy B. Bennett                                 6,623,016                  39.5%
Director and Founder                             680,000 (1)               4.1%
8266 East del Cadena Drive                       350,000 (2)               2.1%
Scottsdale, AZ 85258                             340,000 (3)               2.0%
                                                 340,000 (4)               2.0%

Charles J. Weber                                       0                   0.0%
Director, President and
    Chief Executive Officer
11471 Sunset Blvd
Los Angeles CA. 90049

Robert G. Dinning                                      0                   0.0%
Director, Chief Financial Officer,
    and Secretary
#12-1900 Indian River Cr. North
Vancouver, BC, Canada V7G 2R1

Harvey Nickerson                                       0                   0.0%
Director and Chief Technology Officer
8631 E. San Jacinto Drive
Scottsdale, AZ  85258

Officers and directors as a group               7,993,016                 47.7%
     (5 persons)

(1) Shares are owned by Moti Holdings Ltd. a Bahamian company of which Mr. Bennett is a beneficial owner.
(2) Shares are owned by Albany International Holdings Ltd. a Bahamian company of which Mr. Bennett is a beneficial owner.
(3) Shares are owned by Reef International Holdings Ltd. a Bahamian company of which Mr. Bennett is a beneficial owner.
(4) Shares are owned by Bellcrest Holdings Ltd, a Bahamian company of which Mr. Bennett is a beneficial owner.

     There are no arrangements known to the Company, which may result in a change in control of the Company.


Options  have  been  granted  to  the  following  officers  and  directors:

Name            Dated Granted and  Number of Shares  Exercise Price   Expiration Date
                   Exercisable
--------------  -----------------  ----------------  ---------------  ----------------

Charles Weber   Jan 12, 2001                300,000  $          0.25  January 12, 2006
Roy Bennett     Jan 12, 2001              1,100,000  $          0.25  January 12, 2006
Robert Dinning  Jan 12, 2001              1,100,000  $          0.25  January 12, 2006
Harvey          Jan 12, 2001              1,100,000  $          0.25  January 12, 2006
Nickerson

                            DESCRIPTION OF SECURITIES


GENERAL

     As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, of which 16,757,072 shares are issued and outstanding, and 5,000,000 shares of preferred stock, which may be issued in one or more series at the discretion of the Board of Directors. There are approximately 664 shareholders that are not in street name. The following is a summary description of our securities and is qualified in its entirety by the provisions of our articles of incorporation and by-laws as currently in effect.


COMMON  STOCK

     Holders of shares of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by the our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of our present stockholders and which may dilute the book value of the shares of common stock.

     Our stockholders have no pre-emptive rights to acquire additional shares of common stock. The shares are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

     Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that it will pay dividends in the foreseeable future.


PREFERRED  STOCK

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. There are currently no shares of preferred stock issued or outstanding.

CERTAIN  ANTI-TAKEOVER  DEVICES

     We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an Interested Stockholder owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding shares held by persons who are both directors and officers or by certain stock plans.


RECENT  FINANCING

     In this prospectus, we are registering 10,190,476 shares of Common Stock underlying $1,000,000 of 8% convertible debentures, due June 6, 2003, issued to an investor pursuant to a Subscription Agreement dated June 6, 2001. Interest only payments are due quarterly commencing September 30, 2001, and the principal is due in one lump sum on June 6, 2003. The number of shares of common stock issuable upon conversion of the convertible debentures is 4,761,905, based on a conversion price of $0.21 per share. We are required to register 200% of this amount, for a total of 9,523,810 shares. In addition, 666,666 shares underlying warrants are being registered. These warrants have an exercise price of approximately $0.40 per share.

     The conversion price for the convertible debentures is the lesser of (i) 80% of the average of the three lowest closing bid prices of the common stock for the twenty (20) trading days prior to the closing date, or (ii) 80% of the average of the three lowest closing bid prices of the common stock for the sixty
(60) trading days prior to the conversion date, as defined in the convertible debenture. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 4.99%.

     The parties have made mutually agreeable standard representations and warranties. We have also entered into certain covenants including, but not limited to, the following: (i) we may not redeem the convertible debentures without the consent of the holder; (ii) we will pay to certain finders a cash fee of ten percent (10%) of the principal amount of the convertible debentures for location of the financings; (iii) we have agreed to incur certain penalties for untimely delivery of the shares.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                             SHARES BENEFICIALLY OWNED          SHARES BENEFICIALLY OWNED
                              PRIOR TO THE OFFERING(1)             AFTER THE OFFERING
                              ------------------------              -----------------
                                                          TOTAL
                                                          SHARES
            NAME              NUMBER (2) (3)  PERCENT     OFFERED   NUMBER  PERCENT
----------------------------  --------------  --------  ----------  ------  -------

Laurus Master Fund, Ltd. (4)      10,190,476  4.99 (2)  10,190,476       -        -

     (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     (2) Represents shares of common stock issuable upon conversion of debentures or exercise of warrants of the selling shareholder, at an assumed conversion price of $0.21 per share and at an exercise price of approximately $0.40 per warrant. Because the number of shares of common stock issuable upon conversion of the debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However, the selling shareholder has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise exceed 4.99% of the then issued and outstanding shares of common stock following such conversion or exercise.

     (3) Includes 200% of the shares issuable on conversion of the debentures, based on the market price of our common stock on June 6, 2001, as required by our agreement with the selling shareholders. The number of shares of common stock issuable upon conversion of the debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be


                                       30

          issued in respect of such conversions and, consequently, offered for sale under this registration statement, cannot be determined at this time. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

     (4) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Laurus Capital Management, Inc., a corporation beneficially owned by David Grin and Eugene Grin, may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.


                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

          - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

          - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

          - An exchange distribution following the rules of the applicable exchange

          -    Privately  negotiated  transactions

          -    Short sales or sales of shares not previously owned by the seller

          -    A combination of any such methods of sale any other lawful method

The  selling  stockholders  may  also  engage  in:

          - Short selling against the box, which is making a short sale when the seller already owns the shares.

          - Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

          - Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Because Laurus Master Fund, Ltd., the selling shareholders, is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

     If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


                                     EXPERTS

     The financial statements in this prospectus have been audited by Grant Thornton LLP, chartered accountants, as disclosed in their report appearing elsewhere in this prospectus.


                                  LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for us by Sichenzia, Ross, Friedman & Ference LLP.

                           OTHER AVAILABLE INFORMATION

     We are subject to the reporting requirements of the Securities and Exchange Commission. We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference).

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates. Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.

     Visitors to the site may access such information by searching the EDGAR archives on this web site.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information that is different.

     The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

     The information contained in this prospectus is accurate only as of the date of this prospectus.

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                                                          PAGE #


Report  of  the  Independent  Auditors                                       F-1

Consolidated  Balance  Sheets  as  at December 31,
2000  and 1999                                                               F-2

Consolidated  Statements  of  Operations  for  the
cumulative  period  from inception, March 5, 1999,
to  December 31, 2000, the year ended December 31,
2000 and the period from inception, March 5, 1999,
to  December 31,  1999                                                       F-3

Consolidated  Statements  of  Cash  Flows  for the
cumulative  period  from inception, March 5, 1999,
to  December 31, 2000, the year ended December 31,
2000  and the period from inception, March 5, 1999
to  December 31,  1999                                                       F-4

Consolidated  Statement  of  Shareholders'  Equity
From inception, March 5, 1999, to December 31, 2000                          F-5

Notes  to  the  Consolidated  Financial  Statements                          F-6

Unaudited  Consolidated Balance Sheet at March 31,
2001  and  December  31,  2000                                              F-15

Unaudited Consolidated Statement of Operations for
the period from inception, March 5, 1999, to March
31, 2001, the quarter ended March 31, 2001 and the
quarter  ended  March  31,  2000                                            F-16

Unaudited Consolidated Statement of Cash Flows for
the period from inception, March 5, 1999, to March
31, 2001, the quarter ended March 31, 2001 and the
quarter  ended  March  31,  2000                                            F-17

Unaudited  Consolidated Statement of Shareholders'
Equity  for  the  period  from inception, March 5,
1999,  to  March  31,  2001                                                 F-18

Notes  to  the  Unaudited  Consolidated  Financial
Statements                                                                  F-19

INDEPENDENT  AUDITORS'  REPORT  ON  THE  FINANCIAL  STATEMENTS

To  the  Shareholders  of  e-VideoTV,  Inc.

We have audited the consolidated balance sheet of e-VideoTV, Inc. (A Development Stage Company) as at December 31, 2000 and statements of operations, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2000 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the company has no established source of revenue and is dependent on its ability to raise substantial amounts of equity funds. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                          GRANT  THORNTON  LLP
March  13,  2001                                           Chartered Accountants

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

CONSOLIDATED  BALANCE  SHEET
(EXPRESSED  IN  U.S.  DOLLARS)
                                                                              DECEMBER  31,
                                                                        ------------------------
                                                                            2000         1999
                                                                             $            $
                                                                        ------------  ----------
                                            ASSETS
CURRENT
Cash                                                                          2,276     105,002
Receivables and prepaids                                                      9,176       2,904
                                                                        ------------  ----------

TOTAL CURRENT ASSETS                                                         11,452     107,906

COMPUTER EQUIPMENT
   (net of accumulated depreciation of $10,181 (1999: $247)                  19,622      29,556

DISTRIBUTION RIGHTS AND SOFTWARE DEVELOPMENT (note 3)                     1,229,418     730,256
                                                                        ------------  ----------

                                                                          1,260,492     867,718
                                                                        ============  ==========

                                             LIABILITIES
CURRENT
Accounts payable and accrued liabilities (note 4)                           495,149     248,899
Loans from related parties (note 5)                                          99,000           -
                                                                        ------------  ----------

                                                                            594,149     248,899
                                                                        ------------  ----------

                                       SHAREHOLDERS' EQUITY
SHARE CAPITAL (note 6)
Authorized - 100,000,000 (1999 - 30,000,000) shares of
   common stock, $0.0001 par value and 5,000,000 shares
   of preferred stock, $0.0001 par value
Issued and outstanding - 16,757,072 (1999 - 15,588,359) common shares         1,676       1,559
Additional paid in capital                                                3,328,136   1,095,297
Share subscriptions                                                          45,000           -
                                                                        ------------  ----------

TOTAL SHARE CAPITAL                                                       3,374,812   1,096,856
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                         (2,708,469)   (478,037)
                                                                        ------------  ----------
                                                                            666,343     618,819
                                                                        ------------  ----------
                                                                          1,260,492     867,718
                                                                        ============  ==========

    The accompanying notes are an integral part of these consolidated financial  statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

CONSOLIDATED  STATEMENTS  OF  OPERATIONS
(EXPRESSED  IN  U.S.  DOLLARS)

                                                      CUMULATIVE,                    INCEPTION,
                                                     INCEPTION TO    YEAR ENDED    MARCH 5, 1999
                                                       DECEMBER       DECEMBER      TO DECEMBER
                                                       31, 2000       31, 2000       31, 1999
                                                           $              $              $
                                                     ============  ===============  ==========
Revenue                                                        -                -           -
                                                     ------------  ---------------  ----------

GENERAL AND ADMINISTRATIVE EXPENSES

Amortization                                             307,602          307,355         247
Compensation expense for stock options (Note 6)          392,583          392,583           -
Corporate promotion                                      161,205          119,068      42,137
General corporate expenses                               137,111           81,499      55,612
Management and consulting fees (Note 9)                  739,905          583,265     156,640
Office expenses                                          115,140          101,108      14,032
Professional fees                                        248,371           82,450     165,921
Rent                                                      77,589           53,761      23,828
Travel                                                   114,988           86,510      28,478
                                                     ------------  ---------------  ----------

                                                       2,294,494        1,807,599     486,895

WRITE-OFF OF SOFTWARE DEVELOPMENT COSTS (Note 3)         424,031          424,031           -

INTEREST INCOME                                          (10,056)          (1,198)     (8,858)
                                                     ------------  ---------------  ----------

NET LOSS FOR THE PERIOD                                2,708,469        2,230,432     478,037
                                                     ============  ===============  ==========

Weighted Average Number of Shares
Outstanding                                                              9,543,179  5,470,052
                                                                   ---------------  ----------

NET LOSS PER SHARE (basic and diluted)                                        0.23       0.09
                                                                   ===============  ==========

    The accompanying notes are an integral part of these consolidated financial  statements.

E-VIDEOTV, INC.
A DEVELOPMENT STAGE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN U.S. DOLLARS)

                                                      CUMULATIVE,                    INCEPTION,
                                                     INCEPTION TO    YEAR ENDED    MARCH 5, 1999
                                                       DECEMBER       DECEMBER      TO DECEMBER
                                                       31, 2000       31, 2000       31, 1999
                                                           $              $              $
                                                     ============  ===============  ==========
OPERATING ACTIVITIES
Net loss for the period                               (2,708,469)      (2,230,432)   (478,037)
- compensation expense for stock options (Note 6)        392,583          392,583           -
- write-off of software developments costs               424,031          424,031           -
- depreciation and amortization                          317,536          317,289         247
CHANGE IN NON-CASH OPERATING WORKING CAPITAL
  - receivables and prepaids                               3,428           (6,272)      9,700
  - payables and accruals                                462,919          246,250     216,669
                                                     ------------  ---------------  ----------

                                                      (1,107,972)        (856,551)   (251,421)
                                                     ------------  ---------------  ----------
FINANCING ACTIVITIES
Proceeds from sale of common shares                    1,048,601        1,048,600           1
Shares subscribed                                         45,000           45,000           -
Loans from related parties                                99,000           99,000           -
Loans from parent company prior to acquisition           115,000                -     115,000
Cash acquired on acquisition of parent company         1,001,481                -   1,001,481
                                                     ------------  ---------------  ----------
                                                       2,309,082        1,192,600   1,116,482
                                                     ------------  ---------------  ----------
INVESTING ACTIVITIES
Distribution rights                                     (300,000)               -    (300,000)
License                                                 (445,000)        (415,000)    (30,000)
Software development                                    (424,031)         (23,775)   (400,256)
Office equipment                                         (29,803)               -     (29,803)
                                                     ------------  ---------------  ----------
                                                      (1,198,834)        (438,775)   (760,059)
                                                     ------------  ---------------  ----------
INCREASE (DECREASE) IN CASH DURING THE PERIOD              2,276         (102,726)    105,002
CASH AT THE BEGINNING OF THE PERIOD                            -          105,002           -
                                                     ------------  ---------------  ----------
CASH AT THE END OF THE PERIOD                              2,276            2,276     105,002
                                                     ============  ===============  ==========

NON-CASH ACTIVITIES NOT INCLUDED IN CASH FLOWS
Issuance of shares to acquire license (Note 3)           791,773          791,773           -
Cancellation of loans from parent company
  on acquisition                                         115,000                -     115,000
Ascribed value of shares issued in excess of cash
  acquired on acquisition of parent company               95,374                -      95,374
Compensation expense for stock options (Note 6)          392,583          392,583

    The accompanying notes are an integral part of these consolidated financial  statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

CONSOLIDATED  STATEMENT  OF  SHAREHOLDERS'  EQUITY
INCEPTION,  MARCH  5,  1999,  TO  DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

                                                           ADDITIONAL                                        TOTAL
                                                  PAR         PAID IN          SHARE                 SHAREHOLDERS'
                                       NUMBER    VALUE        CAPITAL  SUBSCRIPTIONS       DEFICIT          EQUITY
                                     OF SHARES     $                $              $             $               $
Issuance of shares for cash on
incorporation                                 1       1            -                -            -                1

Adjustment for change in share
structure resulting from
acquisition of eVideo U.S.A., Inc.    6,623,015     661         (661)               -            -                -

Shares outstanding at date of
acquisition of eVideo U.S.A., Inc.
previously issued for cash, net of
ssue costs (note 3)                   8,965,343     897    1,095,958                -            -        1,096,855

Net loss, inception to December
31, 1999                                      -       -            -                -     (478,037)        (478,037)
                                     ----------  ------  ------------  --------------  ------------  ---------------

Balance, December 31, 1999           15,588,359   1,559    1,095,297                -     (478,037)         618,819

Issuance of shares for cash on
March 17, 2000                          666,000      67    1,048,533                -            -        1,048,600

Issuance of shares for license on
March 17, 2000 (Note 3)                 502,713      50      791,723                -            -          791,773

Share subscriptions received                  -       -     - 45,000           45,000            -           45,000

Compensation expense for stock
options (Note 6)                              -       -      392,583                -            -          392,583

Net loss, year ended December
31, 2000                                      -       -            -                -   (2,230,432)      (2,230,432)
                                     ----------  ------  ------------  --------------  ------------  ---------------

Balance, December 31, 2000           16,757,072   1,676    3,328,136           45,000   (2,708,469)         666,343
                                     ==========  ======  ============  ==============  ============  ===============

    The accompanying notes are an integral part of these consolidated financial  statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

1.   OPERATIONS  AND  GOING  CONCERN

     The Company was incorporated in the state of Delaware, USA on July 25, 1997 under the name Oro Rico Mining Corporation. On August 25, 1997, ORM, Inc., an inactive Company incorporated in Colorado on July 25, 1997, was merged into the Company. The name of the Company was changed to Asia Pacific Enterprises, Inc. on October 16, 1997 and to e-VideoTV, Inc. on August 6, 1999.

     On June 23, 1999 the Company acquired all of the outstanding shares of eVideo U.S.A., Inc. (note 7). This business combination has been accounted for as an acquisition of the Company by eVideo U.S.A., Inc.

     The Company has commenced its planned principal operations although it has not yet earned any revenue. The Company's current operational focus is to secure licensing operators for its faster than real time (FTRT) video on demand service. To that end, management is devoting substantially all of the Company's resources to the identification and qualification of such potential licenses. The ability of the Company to market and exploit its FTRT video on demand technology is dependent on the company's ability to obtain adequate additional financing and to achieve profitable operations.

     The Company raised financing of $1,192,600 during 2000 through share issuances, share subscriptions and loans from related parties. Subsequent to year end, additional financing of $425,000 was obtained through the issuance of common shares (note 10). The company continues to devote significant efforts to obtaining private financing to fund the marketing of its technology.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     TRANSLATION OF FOREIGN CURRENCIES - The Company considers the U.S. dollar its functional currency. Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at the rates in effect at the time of the transaction. Exchange gains or losses arising on translation are included in net income or loss for the period.

     FINANCIAL INSTRUMENTS - The company has various financial instruments, including cash, receivables, accounts payable and accrued liabilities and loans from related parties. It was not practicable to determine the fair value of the loan from a related parties. The carrying values of all other financial instruments approximates their fair values.

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

     DISTRIBUTION RIGHTS AND SOFTWARE DEVELOPMENT - The costs incurred to acquire the Company's distribution rights and develop its software were previously capitalized based on AICPA Statement of Position 98-1. During 2000, as a result of a change in business focus from licensing and distribution to concentrate solely on licensing, management determined that the capitalized software development costs should be written off (Note 3).

     The costs associated with the acquisition of distribution rights and required payments under license agreements have been capitalized and will be amortized over the term of the underlying license.

     Management regularly reviews the carrying value of its distribution rights to assess whether or not there has been an impairment in its carrying value. When the carrying values of these assets exceed their estimated net recoverable amounts, an impairment provision is recorded.

     DEFERRED INCOME TAXES - Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets or liabilities are determined by applying the presently enacted tax rates and laws. A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     LOSS PER SHARE - The company follows Statement of Financial Accounting Standard No. 128, to calculate earnings per share. Basic loss per share is computed using the weighed effect of all common shares issued and outstanding.

     ACCOUNTING FOR STOCK OPTIONS - In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of either electing to expense the fair value of employee stock-based compensation or to continue to recognize compensation expense under previously existing accounting pronouncements and to provide pro forma disclosures of net earnings (loss) and, if presented, earnings
     (loss) per share, as if the above-referenced fair value method of accounting was used in determining compensation expense.

     The company accounts for stock-based employee or director compensation arrangements in accordance with Accounting Principles Board Opinion No. 25
     -  Accounting  for  Stock  Issued  to  Employees  ("APB  No.  25").

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

     Stock options issued to non-employees are recorded at the fair value of the services received or the fair value of the options issued, whichever is more reliably measurable. Compensation is charged to expense over the shorter of the service or vesting period. Unearned amounts are shown as deferred compensation in shareholders' equity.

     RECENT  ACCOUNT  PRONOUNCEMENTS

     SFAS  Nos.  133  and  138

     The Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and certain Hedging Activities, an amendment of FASB Statement No. 133", effective for fiscal years beginning after June 15, 2000. These Statements establish accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign operation. The Statements generally provide for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be in either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in income in the period of change. Management is currently evaluating the impact of adopting SFAS Nos. 133 and 138 on the financial statements, but does not anticipate that they will have a material impact.

     SFAS  No.  140

     The Financial Accounting Standards Board issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS 125. The new Statement revises some of the standards for accounting for collateral and for securitizations and other transfers of financial assets. It is based on the financial-components approach used in SFAS 125 and carries over most of that Statement's accounting provisions without change. The revised accounting provision apply to transfers of financial assets occurring after March 31, 2001. SFAS 140 also requires expanded disclosures about securitized and pledged financial assets, which are effective for fiscal years ending after December 15, 2000. Management is evaluating the impact of adopting SFAS No. 140 on the financial statements, but does not anticipate that it will have a material impact.

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

     COMPUTER EQUIPMENT - Computer equipment is recorded at cost less accumulated depreciation. The company records depreciation on computer equipment on a straight line basis over 36 months.

3.   DISTRIBUTION  RIGHTS  AND  SOFTWARE  DEVELOPMENT

                                              December 31,
                                                  2000
                                               Accumulated    Net book   December 31,
                                     Cost     Amortization     value         1999
                                      $             $            $             $
                                  ----------  -------------  ----------  -------------
Distribution rights                  300,000         60,000     240,000        300,000
Payments under license agreement   1,236,773        247,355     989,418         30,000
Software development costs                                -           -        400,256
                                  ----------  -------------  ----------  -------------

                                   1,536,773        307,355   1,229,418        730,256
                                  ==========  =============  ==========  =============

     In 1999, the Company paid $300,000 to a company controlled by an officer and director for the right to distribute video movies electronically in the United States in accordance with a system developed by that officer and director. At the time, that company had an option to acquire an exclusive license from an unrelated corporation to use certain technology which prevents a video from being copied onto a video cassette tape or other unauthorized device. The rights to the technology are limited to the electronic distribution of videos in the United States by means that transmit the video in FTRT for subsequent playback and viewing at normal speed.

     During 2000, the Company paid the optionor an additional $415,000 to maintain and exercise the option and acquire the license. In addition to the cash consideration, the Company issued 502,713 shares of its common stock valued at $791,773 to the licensor, which represents 3% of the Company's outstanding common shares, and agreed to issue the licensor 3 additional shares for each 97 shares the Company subsequently issues to third parties.

     The copy-protection license is for a five year term ending January 31, 2005 and may be extended until January 31, 2010. A usage royalty of 1% of the gross pay-per-view transaction fees charged to viewers is payable to the licensor. Minimum annual royalties of $250,000 are due each January 31 from 2001 until 2004, and, if the license is extended, of $350,000 each January 31 from 2005 until 2009. The January, 2001 option payment was made in February, 2001.

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

     The license may be extended if the Company has materially complied with all of the terms and conditions of the license agreement if the Company provides the optionor with written notice on or before September 14, 2004. Each minimum royalty paid may be applied against usage royalties incurred during the following twelve months.

     The license will become non-exclusive if the Company does not generate a one-month usage royalty of at least $1,000 by January 31, 2002, or if the Company's transmission business does not generate in excess of $250,000,000 in gross revenues in the United States in the fourth full year of operation following the month it first generates a usage royalty of at least $1,000.

     The Company incurred costs of $400,256 in 1999 and $23,775 in 2000 on the design and operational testing of an electronic video delivery system software and the evaluation of hardware installation options and methods for internal use. During 2000, management determined that this development work would likely not provide substantive service potential and the $424,031 in development costs incurred were written off.

4.   ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES

                                                          December 31, 2000   December 31, 1999
                                                                  $                   $
                                                          ------------------  ------------------
                                                                     272,149             144,023
Accounts payable                                                     223,000             104,876
                                                          ------------------  ------------------
Accrued liabilities                                                  495,149             248,899
                                                          ==================  ==================

5.   LOANS  FROM  RELATED  PARTIES

                                                          December 31, 2000   December 31, 1999
Loan from a company controlled by shareholders of the             $                   $
                                                          ------------------  ------------------
Company.  The loan is interest free up to August 16,
2001 after which it shall bear interest at the U.S.
Federal Reserve Board prime rate plus 2% and shall
become payable on demand                                              47,500                   -


Loans from directors of the Company.  These loans
bear no interest, have no set terms of repayment and are
unsecured.                                                            51,500                   -
                                                          ------------------  ------------------
                                                                      99,000                   -
                                                          ==================  ==================

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

6.   SHARE  CAPITAL

     AUTHORIZED  CAPITAL

     During 2000 the Company increased its authorized capital from 30,000,000 common shares with a par value of $0.0001, to 100,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.

     STOCK  OPTIONS

     Subject to shareholder approval, the Company's directors resolved to create an employee and director stock option plan that sets aside 5,000,000 shares of the Company's common stock for issuance upon the exercise of stock options.

     The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the company's pro-forma net loss and pro-forma net loss per share would not have been different than its actual net loss and net loss per share reported in these financial statements.

     The fair value of each option grant was estimated at the grant date using the Black-Scholes option-pricing model for the period from inception to December 31, 2000, assuming a risk-free interest rate of 4.88%, a volatility factor of 2.06%, zero dividend yield, and an expected life of six years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

     A summary of the status of the company's options as at December 31, 2000 and changes during the year ended December 31, 2000 is presented below:

                                 EXERCISE         WEIGHTED
                                    PRICE          AVERAGE
                                PER SHARE   EXERCISE PRICE    SHARES
                                ==========  ===============  =========
Granted at FMV                  $     0.50  $          0.50  1,070,000
                                                             =========
Options outstanding at
   December 31, 2000                                      -  1,070,000
                                                             =========
Options exercisable at
   December 31, 2000                                      -  1,070,000
                                                             =========
Weighted-average fair value of
   options granted during the                                $    0.37
   year                                                      =========

     The following table summarizes information concerning options outstanding at December 31, 2000:

                  TOTAL OUTSTANDING            EXERCISABLE
           -------------------------------  --------------------
                       WEIGHTED  WEIGHTED               WEIGHTED
RANGE OF                AVERAGE   AVERAGE                AVERAGE
EXERCISE    NUMBER    REMAINING  EXERCISE    NUMBER     EXERCISE
PRICES     OF SHARES       LIFE     PRICE   OF SHARES      PRICE
---------  ---------  ---------  ---------  ---------  ---------

0.50       1,070,000      4.91  $    0.50  1,070,000  $    0.50
           =========                       =========

     The company granted options to purchase 1,070,000 shares of the company's common stock to non-employees during the year ended December 31, 2000 and recognized expense related to these options of $392,583. The expense amount was determined by the fair value of the options issued calculated using the Black-Scholes model.

     WARRANTS

     Warrants that entitled the holder to purchase up to 307,693 shares of common stock at $3.25 per share expired on May 25, 2000 without being exercised.

     ESCROWED  SHARES

     During 1999, a director of the Company placed 345,000 shares of common stock into escrow. These shares were released to the former director on February 9, 2001.

     In addition, all of the 6,623,016 common shares issued for the acquisition of eVideo U.S.A., Inc. (note 7) were held in escrow at December 31, 2000. These shares were released from escrow on February 9, 2001.

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

7.   BUSINESS  COMBINATION

     On June 23, 1999, the Company acquired all of the outstanding shares of eVideo U.S.A., Inc. in exchange for the issuance of 6,623,016 shares of its common stock. This business combination has been accounted for as an acquisition of the Company by eVideo U.S.A., Inc. Accordingly, these consolidated financial statements combine the operations of eVideo U.S.A., Inc. since its incorporation on March 5, 1999 and the operations of e-VideoTV, Inc. since the date of acquisition, June 23, 1999. All intercompany transactions and balances have been eliminated.

     At the date of acquisition, the net tangible assets of e-VideoTV, Inc. acquired were:

       Cash                                                    $   1,001,481
       Other  current  assets                                         12,604
       Advances  to  eVideo  U.S.A.,  Inc.                           115,000
       Current  liabilities                                          (32,230)
                                                               --------------
       Value  assigned  to  8,965,343  shares  outstanding
       at  date  of  acquisition                               $   1,096,855
                                                               ==============

8.   INCOME  TAXES

     At December 31, 2000 the Company has net operating losses carried forward of approximately $2,100,000 (1999: $570,000) that may be offset against future taxable income from 2019 to 2020. The potential tax benefits of the losses carried forward are offset by a valuation allowance of the same amount as there is substantial uncertainty that the losses carried forward will not expire unused.

9.   RELATED  PARTY  TRANSACTIONS

     Pursuant to a management agreement effective for two years commencing June 21, 1999, the Company has committed to pay $12,000 per month to a company controlled by an officer and director of the Company for the services of that officer. $144,000 was paid during the year ended December 31, 2000 and $95,000 was paid for the period from inception to December 31, 1999. Consulting fees of $467,500 have been paid to other companies that employ other directors and officers of the Company. (1999: $58,649). Accrued liabilities at December 31, 2000 include $233,000 (1999: $Nil) of amounts due to related parties under consulting agreements.

The accompanying notes are an integral part of these consolidated financial statements.

E-VIDEOTV,  INC.
A  DEVELOPMENT  STAGE  COMPANY

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2000
(EXPRESSED  IN  U.S.  DOLLARS)

10.  SUBSEQUENT  EVENTS

     ADVISORY  SERVICES  AGREEMENT

     On January 30, 2001, the Company entered into a 12 month exclusive agreement with a financial advisory company which will provide advisory services to the Company in the areas of corporate development, corporate finance, and capital placement transactions. Compensation to the advisory company will range from 1% to 6.0% of the 'aggregate consideration'. The agreement specifies a minimum fee of $250,000 should a financing as specified in the agreement be completed with this financial advisory company.

     ISSUANCES  OF  CAPITAL  STOCK

     Subsequent to December 31, 2000 the Company completed a private placement of $425,000 through the issue of 531,250 shares of its common stock. Each share has a warrant attached exercisable for two years for the purchase of one additional share at $0.30 per share in the first year and $0.50 per share in the second year.

VIDEOTV,  INC.
(A  Development  Stage  Company)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Expressed in U.S. Dollars)

                                                                  March 31     December 31
                                                                    2001          2000
ASSETS
Current
 Cash                                                           $     2,533   $      2,276
 Accounts receivable and prepaids                                    14,898          9,176
 Prepaid royalties (Note 2)                                         210,783              -
                                                                ------------  -------------

                                                                    228,214         11,452
Computer equipment                                                   19,930         19,622
Distribution rights and software development (Note 2)             1,152,580      1,229,418
                                                                ------------  -------------

                                                                $ 1,400,724   $  1,260,492
                                                                ============  =============

LIABILITIES
Current
 Accounts payable and accrued liabilities (Note 3)              $   509,778   $    495,149
 Loans from related parties (Note 4)                                103,794         99,000
                                                                ------------  -------------

                                                                    613,572        594,149
                                                                ------------  -------------

SHAREHOLDERS' EQUITY
Capital stock (Note 5)
 Authorized:
   100,000,000  shares of common stock, $0.0001 par value
      5,000,000  shares of preferred stock, $0.0001 par value
 Issued and outstanding:
     16,757,072  (2000:  16,757,072) common shares                    1,676          1,676
   Additional paid-in capital                                     3,328,136      3,328,136
   Share subscriptions                                              524,000         45,000
                                                                ------------  -------------

                                                                  3,853,812      3,374,812
Deficit accumulated during the development stage                 (3,066,660)    (2,708,469)
                                                                ------------  -------------

                                                                    787,152        666,343
                                                                ------------  -------------

                                                                $ 1,400,724   $  1,260,492
                                                                ============  =============

Continuance  of  operations  (Note  1)

        See accompanying notes to the consolidated financial statements.

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
UNAUDITED CONSOLIDATED  STATEMENT  OF  OPERATIONS
(Expressed  in  U.S.  Dollars)

                                                   Cumulative      Quarter     Quarter
                                                  March 5, 1999     Ended       Ended
                                                   to March 31     March 31    March 31
                                                      2001           2001        2000
Revenue                                          $            -   $        -  $        -
                                                 ---------------  ----------  -----------

General and administrative expenses
 Amortization                                           384,441       77,886           -
 Compensation expense for stock option (Note 5)         392,583            -           -
 Corporate promotion                                    184,494       23,289      28,421
 General corporate expenses                             159,089       21,978      19,964
 Management and consulting fees                         883,874      143,969      93,352
 Office expenses                                        129,600       13,411       8,229
 Professional fees                                      264,018       15,647      74,532
 Rent                                                    94,352       16,763      10,973
 Royalties                                               39,217       39,217           -
 Travel                                                 121,019        6,031      19,478
                                                 ---------------  ----------  -----------

                                                      2,652,687      358,191     254,949

Write-off software development costs (Note 2)           424,031            -           -

Interest income                                         (10,058)           -      (1,077)
                                                 ---------------  ----------  -----------

Net loss                                         $    3,066,660   $  358,191  $  253,872
                                                 ===============  ==========  ===========

Weighted average number of common shares
 outstanding                                                      13,660,176   8,800,145
                                                                  ==========  ===========

Net loss per share, basic and diluted                             $     0.03  $     0.03
                                                                  ==========  ===========

        See accompanying notes to the consolidated financial statements.

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
UNAUDITED  CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
(Expressed  in  U.S.  Dollars)

                                                       Cumulative      Quarter      Quarter
                                                      March 5, 1999     Ended        Ended
                                                       to March 31     March 31    March 31
                                                          2001           2001        2000
Cash derived from (applied to)

 OPERATING
   Net loss                                          $   (3,066,660)  $(358,191)  $ (253,872)
   Compensation expense for stock options (Note 5)          392,583           -            -
   Write-off software development costs                     424,031           -            -
   Depreciation and amortization                            395,422      77,886          246
   Change in non-cash operating working capital
     Receivables and prepaids                                (2,294)     (5,722)           -
     Prepaid royalties                                     (210,783)   (210,783)           -
     Payables and accruals                                  531,548      68,629     (125,911)
                                                     ---------------  ----------  -----------

                                                         (1,536,153)   (428,181)    (379,537)
                                                     ---------------  ----------  -----------
 FINANCING
   Proceeds from sale of common shares                    1,048,601           -    1,048,600
   Shares subscribed                                        470,000     425,000            -
   Loans from related parties                               103,794       4,794            -
   Loans from parent company prior to acquisition           115,000           -            -
   Cash acquired on acquisition of parent company         1,001,481           -            -
                                                     ---------------  ----------  -----------

                                                          2,738,876     429,794    1,048,600
                                                     ---------------  ----------  -----------
 INVESTING
   Distribution rights                                     (300,000)          -     (438,776)
   License                                                 (445,000)          -            -
   Software development                                    (424,031)          -            -
   Office equipment                                         (31,159)     (1,356)           -
                                                     ---------------  ----------  -----------

                                                         (1,200,190)     (1,356)    (438,776)
                                                     ---------------  ----------  -----------

Increase in cash                                              2,533         257      230,287

Cash, beginning of period                                         -       2,276      105,002
                                                     ---------------  ----------  -----------

Cash, end of period                                  $        2,533   $   2,533   $  335,289
                                                     ===============  ==========  ===========
NON-CASH ACTIVITIES NOT INCLUDED IN CASH FLOWS
 Ascribed value of shares issued to acquire copy
   protection license                                $      791,773   $       -   $  791,773
 Cancellation of loans from parent company on
   acquisition                                       $      115,000   $       -   $        -
 Ascribed value of shares issued in excess of cash
   acquired on acquisition of parent company         $       95,374   $       -   $        -
 Shares subscribed to settle trade payables          $       54,000   $  54,000   $        -

        See accompanying notes to the consolidated financial statements.

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
UNAUDITED  CONSOLIDATED  STATEMENT  OF  SHAREHOLDERS'  EQUITY
(Expressed  in  U.S.  Dollars)
Inception,  March  5,  1999,  to  March  31,  2001

                                                         Additional                                            Total
                                        Number     Par      Paid-in            Share                   Shareholders'
                                     of Shares   Value      Capital    Subscriptions          Deficit         Equity
                                     ----------  ------  -----------  --------------  ---------------  -------------

Issuance of shares for cash on
 incorporation                                1  $    1  $        -   $            -  $            -   $         1

Adjustment of change in share
 structure resulting from
 acquisition of e-Video U.S.A.,
 Inc.                                 6,623,015     661        (661)               -               -             -

Shares outstanding at date of
 acquisition of e-Video U.S.A.,
 Inc., previously issued for cash,
 net of issue costs                   8,965,343     897   1,095,958                -               -     1,096,855

Net loss, inception to December 31,
 1999                                         -      -            -                -        (478,037)     (478,037)
                                     ----------  ------  -----------  --------------  ---------------  ------------

Balance, December 31, 1999           15,588,359   1,559   1,095,297                -        (478,037)      618,819

Issuance of shares for cash             666,000      67   1,048,533                -               -     1,048,600

Issuance of shares to acquire copy
 protection license                     502,713      50     791,723                -               -       791,773

Share subscriptions received                  -       -           -           45,000               -        45,000

Compensation exp for stock options            -       -     392,583                -               -       392,583

Net loss, year ended December 31,
 2000                                         -       -           -                -      (2,230,432)   (2,230,432)
                                     ----------  ------  -----------  --------------  ---------------  ------------

Balance, December 31, 2000           16,757,072   1,676   3,328,136           45,000      (2,708,469)      666,343

Share subscriptions received                  -       -           -          479,000               -       479,000

Net loss, period ending March 31,
 2001                                         -       -           -               -         (358,191)     (358,191)
                                     ----------  ------  -----------  --------------  ---------------  ------------
Balance, March 31, 2001              16,757,072  $1,676  $3,328,136   $      524,000  $   (3,066,660)  $   787,152
                                     ==========  ======  ===========  ==============  ===============  ============

        See accompanying notes to the consolidated financial statements.

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
NOTES  TO  THE  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
(Expressed  in  U.S.  Dollars)
March  31,  2001
(Unaudited)


1.   BASIS  OF  PRESENTATION

While the information presented in these interim consolidated financial statements is unaudited, it includes all adjustments that are, in the opinion of management, necessary to the fair presentation of the interim periods reported. As certain information has been condensed or omitted from the notes to the financial statements, these financial statements should only be read in conjunction with the audited consolidated financial statements for the period from inception, March 5, 1999, to December 31, 2000, contained in the company's annual report on Form 10-KSB.

The company has not yet commenced its planned principal operations and it has not yet earned any revenue. The company's current operational focus is to market the exclusive rights in the U.S.A. to license the use of Macrovision Corporation's analog copy protection for digital video transmissions received in Faster Than Real Time (FTRT). To that end, management is devoting substantially all of the company's resources to this process. The company expects deployment of over 1 million set-top boxes with caching hard drives suitable for FTRT operations by the end of the year. The company also intends to activate licenses in other territories and will require cash significantly in excess of its current resources to complete its plan. The ability of the company to execute its business plan is dependent on the company's ability to obtain adequate additional financing, to open new territories.

The company is devoting significant efforts to obtaining private financing to fund the continued development of its technology and software. Significant additional cash will be required.


2.   DISTRIBUTION  RIGHTS  AND  SOFTWARE  DEVELOPMENT

Includes the net cost to date of an exclusive license to use certain technology for the analog copy protection of digital video transmissions received in Faster Than Real Time (FTRT) and stored in home devices on set-top boxes for later viewing. This five year license ends January 31, 2005. There is an extension provision to January 31, 2010. Usage royalties of 1% of gross transaction fees are payable to the licensor. Minimum annual royalties of $250,000 are payable in advance each January 31 from 2000 until 2004. Should the license be extended, royalties of $350,000 are payable each January 31.

The company paid the January 31, 2002 annual royalty prepayment during the quarter ended March 31, 2001. This prepaid royalty will be expensed over the period February 1, 2001 to January 31, 2002.

The company wrote off software costs of approximately $424,000 in 2000 as these software development costs were no longer applicable in the company's current business model of licensing.


3.   ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES

                                                March 31   December 31
                                                 2001         2000
                                               ---------  ------------

Accrued management fees                        $ 326,000  $    223,000
Trade payables                                   183,778       272,149
                                               ---------  ------------
                                               $ 509,778  $    495,149
                                               =========  ============

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
NOTES  TO  THE  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
(Expressed  in  U.S.  Dollars)
March  31,  2001
(Unaudited)


4.   LOANS  FROM  RELATED  PARTIES

Includes loans from directors of $56,294 which have no specific terms of repayment and $47,500 from a company controlled by shareholders of the company which is interest free until August 16, 2001, and bears interest of U.S. prime plus 2% thereafter and is payable on demand.


5.   CAPITAL  STOCK

AUTHORIZED  CAPITAL

During 2000 the company increased its authorized capital from 30,000,000 common shares with a par value of $0.0001, to 100,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.

STOCK  OPTIONS

Subject to shareholder approval, the company's directors resolved to create an employee and director stock option plan that sets aside 5,000,000 shares of the company's common stock for issuance upon the exercise of stock options.

The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the company's net loss and net loss per share would have been the pro forma amounts indicated below:

                                 Period from        Quarter     Quarter
                                Inception to          Ended       Ended
                                    March 31       March 31    March 31
                                        2001           2001        2000
                               --------------  ------------  ----------

 Actual net loss               $  (3,066,660)  $  (358,191)  $(253,872)
 Actual net loss per share                     $     (0.02)  $   (0.03)

 Pro forma net loss            $  (3,950,100)  $(1,241,631)  $(253,872)
 Pro forma net loss per share                  $     (0.07)  $   (0.03)

The fair value of each option grant was estimated at the grant date using the Black-Scholes option-pricing model for the period from inception to December 31, 2000, assuming a risk-free interest rate of 4.88%, a volatility factor of 2.06%, zero dividend yield, and an expected life of five years.

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
NOTES  TO  THE  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
(Expressed  in  U.S.  Dollars)
March  31,  2001
(Unaudited)
================================================================================


5.   CAPITAL  STOCK  (Continued)

STOCK  OPTIONS  (Continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

A summary of the status of the company's options as of December 31, 2000 and changes during the period from inception (January 20, 2000) to December 31, 2000 is presented below:

                                                             Weighted
                                          Exercise Price      Average
                                             Per Share     Exercise Price    Shares
                                         ---------------  ---------------  ---------

 Granted at FMV during 2000              $          0.50  $          0.50  1,070,000
                                                                           =========
 Granted at FMV during 2001                         0.25             0.25  3,600,000
                                                                           =========
 Options outstanding at March 31, 2001                               0.40  4,670,000
                                                                           =========
 Options exercisable at March 31, 2001                               0.40  4,670,000
                                                                           =========

 Weighted-average fair value of options
   granted during the period                                               $    0.25
                                                                           =========

The following table summarizes information outstanding and exercisable share options at December 31, 2000:

                   Options Outstanding                            Options Exercisable
--------------------------------------------------------------  -----------------------
                                          Average     Weighted                 Weighted
                                         Remaining     Average                 Average
                              Exercise  Contractual   Exercise                 Exercise
     Number                      Price     Life        Price      Number        Price
Outstanding   Grant Date     Per Share  (In Years)   Per Share  Exercisable   Per Share
-----------  -----------  ------------  ---------  -----------  ---------  ------------
1,070,000       11/30/00  $       0.50       4.67  $      0.50  1,070,000  $       0.50
3,600,000       01/12/01          0.25       4.79         0.25  3,600,000          0.25
-----------                                                     ---------
4,670,000                                                       4,670,000
===========                                                     =========

The company granted options to purchase 3,600,000 shares of the company's common stock to directors during the three months ended March 31, 2001. No expense has been recorded related to these options.

E-VIDEOTV,  INC.
(A  Development  Stage  Company)
NOTES  TO  THE  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
(Expressed  in  U.S.  Dollars)
March  31,  2001
(Unaudited)


5.   CAPITAL  STOCK  (Continued)

SHARE  SUBSCRIPTIONS
                                            March 31, 2001   December 31, 2000
                                           -----------------  ----------------
                                           Number    Amount   Number   Amount
                                           -------  --------  ------  -------
Shares subscribed for $1 per share          45,000  $ 45,000  45,000  $45,000
Units subscribed for $0.80 per unit.
 Each unit consists of one common
 share and one common share
 purchase warrant exercisable for two
 years into one common share at $0.30
 per share in the first year and $0.50 in
 the second year                           531,250   425,000       -        -
Shares to be issued in settlement of
 trade payables                            180,000    54,000       -        -
                                           -------  --------  ------  -------

                                           756,250  $524,000  45,000  $45,000
                                           =======  ========  ======  =======


ESCROWED  SHARES

During 1999, a former director of the company placed 345,000 shares of common stock into escrow. These shares were released to the former director on February 9, 2001.

In addition, all of the 6,623,016 common shares issued for the acquisition of e-VideoTV, Inc. were held in escrow at December 31, 2000. These shares were released from escrow on February 9, 2001.


6.   INCOME  TAXES

At March 31, 2001, the company had net operating losses carried forward of approximately $2,500,000 (December 31, 2000: $2,100,000) that may offset against future taxable income until 2020. The potential tax benefits of the losses carried forward are offset by a valuation allowance of the same amount as there is substantial uncertainty that the losses carried forward will not expire unused.


7.   ADVISORY  SERVICES  AGREEMENT

On January 30, 2001, the company entered into a 12 month exclusive agreement with a financial advisory company, which will provide advisory services to the company in the areas of corporate finance and capital placement transactions. Compensation varies depending on the type of service rendered. The agreement specifies a minimum fee of $250,000 should financing as specified in the agreement be completed with this company.

================================================================================



                               10,190,476 SHARES OF

                                  COMMON STOCK




                                 E-VIDEOTV, INC.



                                -----------------

                                   PROSPECTUS

                                -----------------







                     THE DATE OF THIS PROSPECTUS IS [   ]


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The by-laws of the Company provide that the Company shall indemnify directors and officers of the Company. The pertinent section of Delaware Corporation Law regarding indemnification of officers and directors is set forth below. In addition, upon effectiveness of this registration statement, management intends to obtain officers and directors liability insurance.

     See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission (the "Commission") with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchase or redemption, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

     The Company's Certificate of Incorporation provides, pursuant to the authority granted by Section 145 of the Delaware General Corporation Law, that the Company indemnify directors and officers against expenses (including attorneys' fees) judgments, fines and suits or proceedings, whther civil, criminal, administrative or investigative, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. While the statue provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareholder vote, agreement or otherwise, neither the Company's Certificate of Incorporation nor Bylaws nor any other agreement contains additional indemnification provisions.

     (1) INDEMNIFICATION OF DIRECTORS--A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if,

     (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she has reasonable grounds for believing that his or her conduct was lawful.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

     SEC registration fee . . . . . . . . . . . . . . . . .  $ 1,273.81
     Accountants' fees and expenses . . . . . . . . . . . .    5,000.00
     Legal fees . . . . . . . . . . . . . . . . . . . . . .   25,000.00
     Transfer agent's and warrant agent's fees and expenses    5,000.00
                                                            -----------
          Total . . . . . . . . . . . . . . . . . . . . . .  $36,273.81

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In connection with the Company's acquisition of Evideo U.S.A., on June 23, 1999, the Company issued 6,623,016 shares of its common stock to eVideo International, Inc. At the time of the transaction, Roy Bennett was the sole owner of EVideo USA, Inc. and also an officer and director of the Company. As part of that acquisition, the Company also issued 1,710,000 shares of its common stock to four accredited investors as final settlement of debt accrued for services rendered to the Company prior to the acquisition.

In March 2000, the Company issued 666,000 shares of its common stock to 10 accredited investors at a purchase price of $1.57 per share for total proceeds of approximately $1,048,600. The shares were issued in reliance of an exemption to registration requirements pursuant Section 4(2) of the Securities Exchange Act of 1933.

In March 2001, the Company issued 502,713 shares of its common stock to Macrovision Corporation at a purchase price of $1.57 per share for total proceeds of approximately $789,260. The shares were issued in reliance of an exemption to registration requirements pursuant Section 4(2) of the Securities Exchange Act of 1933.

ITEM  27.   EXHIBITS

EXHIBIT NO.  EXHIBIT
-----------
 3.1         Articles of Incorporation of the Company **
 3.2         Bylaws of the Company *
 4.1         Form of 8% Secured Convertible Debenture
 4.2         Specimen Stock Certificate of the Company ***
 5.1         Opinion of Sichenzia, Ross & Friedman, LLP
10.1         Letter Agreement between Roy B. Bennett and Associates and Macrovision Corporation,
             dated September 14, 1998, regarding a license for the use of Macrovision's analog copy protection technology by eVideoTV, Inc., in the United States *
10.2         Agreement dated June 8, 1999, between the Registrant, eVideo U.S.A., Inc., eVideo
             International, Inc., Roy B. Bennett & Associates Ltd. and Roy B. Bennett with respect to the acquisition of eVideo U.S.A., Inc., by eVideoTV, Inc. *
10.3         Management agreement effective June 21, 1999, between eVideo U.S.A., Inc. and Roy B.
             Bennett & Associates Ltd. *
10.4         Amendment dated September 1, 1999, to the Agreement dated June 8, 1999, between
             eVideoTV, Inc., eVideo U.S.A., Inc., eVideo International Inc., Roy B. Bennett &
             Associates Ltd. and Roy B. Bennett **
10.5         Amendment dated January 31, 2000, to the Agreement dated June 8, 1999, between
             eVideoTV, Inc., the Company, eVideo U.S.A., Inc., eVideo International Inc., Roy B.
             Bennett & Associates Ltd. and Roy B. Bennett **
10.6         Less-Than-Real-Time Master License Agreement dated January 31, 2000, by and between Macrovision Corporation, eVideo U.S.A., Inc. and eVideoTV, Inc.**
10.7         Form of Employment Agreement with Roy B. Bennett ***
10.8         Form of Employment Agreement with Harvey Nickerson ***
10.9         Form of Consulting Services Agreement with Charles Weber ***
10.10        Form of Subscription Agreement for Purchase of 8% Secured Convertible Debentures
10.11        Form of Security Agreement
10.12        Form of Common Stock Purchase Warrant
10.13        Lease of Company's Facility at 7333 East Doubletree Ranch Road, Suite 205, Scottsdale,
             Arizona ***
10.14        Sublease of Company's Facility at 7333 East Doubletree Ranch Road, Suite 205,
             Scottsdale, Arizona ***
23.1         Consent of Grant Thornton LLP
23.2         Consent of Sichenzia, Ross & Friedman, LLP (included in Exhibit 5.1)

*    Incorporated by reference to the Registrant's Registration Statement, as amended, on Form 10-SB, originally  filed  on  August  13,  1999.
**   Incorporated  by  reference  from  the  Registrant's  Form  10-KSB,  filed  on  March 30, 2000.
***  To  be  filed  by  amendment.

ITEM  28.  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

    (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, in the state of Arizona, on August 13, 2001.

                         E-VIDEOTV,  INC.

                         By:  /s/  Robert  Dinning
                         ------------------------------
                         Robert  Dinning,  Secretary


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

     SIGNATURE           CAPACITY                              DATE
     ---------           --------                              ----

/s/  Charles  Weber
-----------------------
Charles  Weber           President, Chief Executive Officer,   August  13,  2001
                         Director

/s/  Roy  Bennett
-----------------------
Roy  Bennett             Director                              August  13,  2001

/s/  Harvey  Nickerson
-----------------------
Harvey  Nickerson        Director                              August  13,  2001